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                                                                  EXHIBIT 8.1.2.

              [BALLARD SPAHR ANDREWS & INGERSOLL, LLP LETTERHEAD]

         OPINION OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP WITH RESPECT
              TO MATERIAL COMMONWEALTH OF PENNSYLVANIA TAX MATTERS

                                                September 10, 1999

West Penn Funding LLC
800 Cabin Hill Drive
Greensburg, PA 15601

     RE: WEST PENN FUNDING LLC

Ladies and Gentlemen:

     We have acted as special Pennsylvania tax counsel to West Penn Funding LLC, a Delaware limited liability company (the "Company"), in connection with the preparation of the Registration Statement, as amended to the date hereof, filed on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of Transition Bonds of the Company to be offered from time to time as described in the prospectus (the "Prospectus") included as part of the Registration Statement.

     We hereby adopt and confirm to you our Pennsylvania tax opinion as set forth under the headings "Summary of Terms - Tax Status" in the supplement to the Prospectus and "Prospectus Summary - Tax Status" and "Material Commonwealth of Pennsylvania Tax Matters" in the Prospectus, and hereby consent to the filing of the opinion as an exhibit to the Registration Statement and the reference to this firm under the headings "Summary of Terms - Tax Status" in the supplement to the Prospectus and "Prospectus Summary - Tax Status" and "Material Commonwealth of Pennsylvania Tax Matters in the Prospectus."

                                        Very truly yours,

                                        /s/ BALLARD SPAHR ANDREWS &
                                            INGERSOLL, LLP